                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 23, 1998



                              QUALCOMM INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



                  0-19528                               95-3685934
            (Commission File No.)              (IRS Employer Identification No.)



                               6455 LUSK BOULEVARD
                           SAN DIEGO, CALIFORNIA 92121
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (619) 587-1121

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         On September 23, 1998, QUALCOMM Incorporated ("QUALCOMM" or the "Company") completed the spin-off and distribution (the "Distribution") to its stockholders of shares of Leap Wireless International, Inc., a Delaware corporation ("Leap"). As part of the Distribution, effective immediately after the close of market trading on September 23, 1998, record holders of QUALCOMM common stock on September 11, 1998 received a dividend of one share of common stock of Leap for every four shares of common stock of QUALCOMM held by them as of that date. Regular public trading of Leap shares under the ticker symbol "LWIN" began on September 24, 1998, at which time QUALCOMM common stock traded ex-dividend.

         In connection with the Distribution, QUALCOMM transferred to Leap QUALCOMM's joint venture and equity interests in the following domestic and international emerging terrestrial-based wireless telecommunications operating companies: Pegaso Telecomunicaciones, S.A. de C.V. (Mexico), Metrosvyaz Limited (Russia) and Orrengrove Investments Limited (Russia), ChileSat Telefonia Personal, S.A. (Chile), Chase Telecommunications, Inc. (United States), OzPhone Pty. Ltd. (Australia), and certain other development-stage businesses. QUALCOMM and Leap have also agreed that, if certain events occur within eighteen months after the Distribution, QUALCOMM will transfer to Leap certain assets and liabilities related to Telesystems of Ukraine, a wireless telecommunications company in Ukraine. In connection with the Distribution, QUALCOMM also transferred to Leap $10.0 million cash and certain indebtedness of the operating companies owed to QUALCOMM in the amount of approximately $113.0 million, approximately $30.8 million of which is indebtedness under certain convertible notes, as well as certain miscellaneous assets. QUALCOMM has also made a substantial funding commitment to Leap in the form of a $265.0 million secured credit facility. The aggregate net tangible book value of the assets transferred by QUALCOMM to Leap in connection with the Distribution was $260.5 million.

         Leap has agreed to assume certain of QUALCOMM's other obligations to manage operations of and finance costs relating to ongoing build-outs of the wireless telecommunications systems being deployed by such operating companies, including approximately $73.8 million of anticipated funding obligations to certain of the operating companies, other than equipment financing obligations, as well as certain miscellaneous liabilities. There can be no assurance that Leap will fulfill or perform such obligations sufficiently or at all. QUALCOMM will continue to be a supplier of CDMA equipment and is expected to provide significant vendor financing to Leap's wireless telecommunications businesses and ventures.

         As a result of the Distribution, QUALCOMM and Leap will operate as independent publicly traded companies, with no common officers or directors. In connection with the Distribution, however, Leap issued to QUALCOMM a warrant to purchase 5,500,000 shares of Leap common stock at a purchase price equal to the average of the last sales price per share of the Leap common stock on the Nasdaq National Market for each of the five consecutive trading days beginning with and including the date of the Distribution, or $6.10625 per share. In addition, QUALCOMM and Leap will continue to have a relationship as a result of the following agreements that they entered into in connection with the Distribution:

         SEPARATION AND DISTRIBUTION AGREEMENT. Pursuant to the Separation and Distribution Agreement, QUALCOMM agreed to transfer to Leap the assets described above, and Leap agreed to assume the obligations described above. QUALCOMM and Leap also agreed that, if certain events occur within eighteen months after the Distribution, QUALCOMM will transfer to Leap certain assets and liabilities related to Telesystems of Ukraine.

         Leap also agreed in the Separation and Distribution Agreement that, until January 1, 2004, it will deploy, subject to certain specified limited exceptions, only wireless terrestrial systems using technology and systems known as cdmaOne.

         In addition, Leap agreed that, until January 1, 2004, it will, subject to certain specified limited exceptions, invest only in companies using cdmaOne systems, in connection with terrestrial wireless activities. Pursuant to the Separation and Distribution Agreement and subject to certain exceptions, QUALCOMM will have a non-exclusive, royalty-free license to any patent rights developed by Leap or any of Leap's affiliates. In addition, pursuant to the Separation and Distribution Agreement, Leap will grant to QUALCOMM a right of first refusal for a period of three years with respect to proposed transfers by Leap of its interests in joint ventures and equity interests, subject to pre-existing rights of other investors. Leap also agreed to take an active role in the management of companies with which it has joint venture or equity interests, consistent with its own business needs and applicable laws, contractual arrangements and other requirements. Finally, the agreement includes provisions prohibiting each party from soliciting the employees of the other for three years.

         CREDIT FACILITY. Leap entered into a secured credit facility with QUALCOMM. The credit facility consists of two sub-facilities. The first sub-facility enables Leap to borrow up to $35.2 million from QUALCOMM, subject to the terms thereof. The proceeds from this sub-facility may be used by Leap solely to meet the normal working capital and operating expenses of Leap, including salaries and overhead, but excluding, among other things, strategic capital investments in wireless operators, substantial acquisitions of capital equipment, and/or the acquisition of telecommunications licenses. The other sub-facility enables Leap to borrow up to $229.8 million from QUALCOMM, subject to the terms thereof. The proceeds from this second sub-facility may be used by Leap solely to make certain identified portfolio investments.

         Amounts borrowed under the Credit Facility will be due and payable approximately eight years following the Distribution Date. QUALCOMM will have a first priority security interest in, subject to some exceptions, substantially all of the assets of Leap for so long as any amounts are outstanding under the Credit Facility. Amounts borrowed under the Credit Facility will bear interest at a variable rate equal to LIBOR plus 5.25% per annum. Interest will be payable quarterly beginning September 30, 2001; and prior to such time, accrued interest shall be added to the principal amount outstanding.

         MASTER AGREEMENT REGARDING EQUIPMENT PROCUREMENT. The Master Agreement Regarding Equipment Procurement sets forth certain obligations of Leap and QUALCOMM with respect to the purchase and sale of certain terrestrial-based cdmaOne infrastructure and subscriber equipment.

         INTERIM SERVICES AGREEMENT. The Interim Services Agreement governs the provision by QUALCOMM to Leap, on an interim basis, of certain services (which may include voice telecommunications and data transmission, accounting, financial management, tax, payroll, stockholder and public relations, legal, human resources administration, procurement, real estate management and other administrative functions), each as mutually agreed to and on the terms set forth therein. Leap has agreed to pay QUALCOMM the hourly rate of the QUALCOMM employees performing such services, plus associated general and administrative overhead (which shall be deemed to equal an additional 150% of the hourly rate of the employees) and all out-of-pocket costs and expenses. These interim services are not expected to extend beyond one year following the date of the Distribution.

         EMPLOYEE BENEFITS AGREEMENT. Pursuant to the Employee Benefits Agreement, Leap assumed and agreed to pay, perform, fulfill and discharge certain liabilities to, or relating to, former employees of QUALCOMM or its affiliates who are now employed by Leap. In addition, Leap was obligated to grant (in connection with the Distribution) options to purchase shares of Leap common stock to certain holders of options to purchase shares of QUALCOMM Common Stock.

         TAX AGREEMENT. The Tax Agreement generally will require QUALCOMM to pay, and indemnify Leap against, all United States federal, state, local and foreign taxes relating to the businesses conducted by QUALCOMM or its subsidiaries for any taxable period, other than the following taxes which will be paid by Leap and against which Leap will indemnify QUALCOMM: (i) all United States federal, state, local and foreign taxes relating to Leap and its U.S. subsidiaries for periods after the Distribution; (ii) all United States federal, state, local and foreign taxes relating to Leap's non-U.S. subsidiaries or any predecessor or successor thereof for all periods before and after the Distribution (other than with respect to certain restructuring transactions incident to the Distribution); and (iii) all United States federal, state, local and foreign taxes arising out of certain actions taken by, or in respect of, Leap or any of its subsidiaries that cause adverse tax consequences to QUALCOMM, Leap or their respective subsidiaries with respect to the Distribution or the transactions related thereto; provided, however, that under certain limited circumstances Leap's indemnification obligation described in this subparagraph
(iii) may be reduced.

         CONVERSION AGREEMENT. Pursuant to the Conversion Agreement, Leap agreed to issue shares of Leap common stock to holders of QUALCOMM's Trust Convertible Preferred Securities upon the conversion of such securities and to, at all times, have reserved and keep available, solely for issuance and delivery upon such conversion, all Leap common stock issuable from time to time upon such conversion.

         A number of Leap's senior management members were members of QUALCOMM's senior management and joined Leap from QUALCOMM in connection with the formation of Leap, including Harvey P. White, Leap's President, Chief Executive Officer and Chairman of the Board and formerly Vice Chairman of the Board of QUALCOMM; Thomas J. Bernard, Leap's Executive Vice President and formerly Senior Vice President of QUALCOMM; and James E. Hoffmann, Leap's Senior Vice President and General Counsel and formerly Vice President, Legal Counsel of QUALCOMM.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

        Not applicable.

        (b) PRO FORMA FINANCIAL INFORMATION.

                (1) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF QUALCOMM Incorporated.

                        The following unaudited pro forma condensed consolidated financial information is being filed herewith:

                                                                                          Page:
                        Unaudited Pro Forma Condensed Consolidated Balance
                        Sheet at June 28, 1998                                            7

                        Unaudited Pro Forma Condensed Consolidated Statement of
                        Income for the nine months ended June 28, 1998                    8

                        Unaudited Pro Forma Condensed Consolidated Statement of
                        Income for the year ended September 30, 1997                      9

                        Notes to Unaudited Pro Forma Condensed Consolidated
                        Financial Information                                             10

        (c) EXHIBITS.

                2.1 Separation and Distribution Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to the Registration Statement on Form 10, as amended, filed by Leap with the Commission on July 1, 1998, SEC File No. 0-29752 (the "Form 10")).

                99.1 Warrant issued to QUALCOMM by Leap (incorporated herein by reference to Exhibit 4.2 to the Form 10).

                99.2 Credit Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.1 to the Form 10).

                99.3 Tax Matters Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.2 to the Form 10).

                99.4 Interim Services Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.3 to the Form 10).

                99.5 Master Agreement Regarding Equipment Procurement 99.4 between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.4 to the Form 10).

                99.6 Employee Benefits Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.5 to the Form 10).

                99.7 Conversion Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.6 to the Form 10).

                99.8    Press release dated September 23, 1998.

                             QUALCOMM Incorporated
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      (In thousands, except per share data)


                                                                 JUNE 28, 1998
                                               --------------------------------------------------------
                                                                    PRO FORMA
                                               HISTORICAL          ADJUSTMENTS            PRO FORMA (1)
                                               ----------          -----------             ------------
ASSETS
Current assets:
   Cash and cash equivalents                   $  179,905          $        0              $  179,905
   Investments                                    118,454                   0                 118,454
   Accounts receivable, net                       787,865                   0                 787,865
   Finance receivables                             45,242                   0                  45,242
   Inventories                                    393,805                   0                 393,805
   Other current assets                           112,834                   0                 112,834
                                               ----------          ----------              ----------
     Total current assets                       1,638,105                   0               1,638,105
Property, plant and equipment, net                565,671                   0                 565,671
Investments                                       111,626             (37,034)(2)              74,592
Finance receivables, net                          132,663                   0                 132,663
Other assets                                      187,299              33,079(3)              220,378
                                               ----------          ----------              ----------
Total assets                                   $2,635,364          $   (3,955)             $2,631,409
                                               ==========          ==========              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                            $  551,777          $      803(4)           $  552,580
   Unearned revenue                                92,494                   0                  92,494
   Bank lines of credit                           138,000                   0                 138,000
   Current portion of long-term debt                2,959                   0                   2,959
                                               ----------          ----------              ----------
     Total current liabilities                    785,230                 803                 786,033
Long-term debt                                      4,734                   0                   4,734
Other liabilities                                  23,591                   0                  23,591
                                               ----------          ----------              ----------
     Total liabilities                            813,555                 803                 814,358
Minority interest in consolidated
   subsidiaries                                    27,195                   0                  27,195
                                               ----------          ----------              ----------
Company-obligated mandatorily
   redeemable trust convertible
   preferred securities of a
   subsidiary trust holding solely
   debt securities of the Company                 660,000                   0                 660,000
                                               ----------          ----------              ----------
Stockholders' equity:
   Preferred stock, $0.0001 par value                   0                   0                       0
   Common stock, $0.0001 par value                      7                   0                       7
   Paid-in capital                                948,193                   0                 948,193
   Retained earnings                              186,414              (4,758)(2)(3)(4)       181,656
                                               ----------          ----------              ----------
     Total stockholders' equity                 1,134,614              (4,758)              1,129,856
                                               ----------          ----------              ----------
Total liabilities and stockholders' equity     $2,635,364          $   (3,955)             $2,631,409
                                               ==========          ==========              ==========




             See accompanying notes to unaudited pro forma condensed
                       consolidated financial information

                              QUALCOMM Incorporated
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (In thousands, except per share data)


                                                               NINE MONTHS ENDED JUNE 28, 1998
                                                ----------------------------------------------------------
                                                HISTORICAL         PRO FORMA                 PRO FORMA (1)
                                                                  ADJUSTMENTS
Revenues:
   Communications systems                       $ 2,061,084     $               0              $ 2,061,084
   Contract services                                198,905                     0                  198,905
   License,  royalty  and  development fees         161,915                     0                  161,915
                                                -----------     -----------------              -----------
     Total revenues                               2,421,904                     0                2,421,904
                                                -----------     -----------------              -----------
Operating expenses:
   Communications systems                         1,566,671                     0                1,566,671
   Contract services                                145,956                     0                  145,956
   Research and development                         244,557                     0                  244,557
   Selling and marketing                            180,519                     0                  180,519
   General and administrative                       114,676               (16,188)(5)               98,488
   Other                                             11,976                     0                   11,976
                                                -----------     -----------------              -----------
     Total operating expenses                     2,264,355               (16,188)               2,248,167
                                                -----------     -----------------              -----------
Operating income                                    157,549                16,188                  173,737
Interest income                                      32,435                     0                   32,435
Interest expense                                     (6,166)                    0                   (6,166)
Net gain on sale of investments                       2,950                     0                    2,950
Write-off of investment in other
   entity                                           (20,000)                    0                  (20,000)
Distributions on trust convertible
   preferred securities of subsidiary
   trust                                            (29,496)                    0                  (29,496)
Minority interest in income of
   consolidated subsidiary                          (36,557)                    0                  (36,557)
Equity in losses of investees                        (9,707)                7,278(6)                (2,429)
                                                -----------     -----------------              -----------
Income before income taxes                           91,008                23,466                  114,474
Income tax expense                                  (22,392)               (4,533)(7)              (26,925)
                                                -----------     -----------------              -----------
Net income                                      $    68,616     $          18,933              $    87,549
                                                ===========     =================              ===========
Net earnings per common share:
   Basic                                        $      1.00                                    $      1.27
                                                ===========                                    ===========
   Diluted                                      $      0.93                                    $      1.19
                                                ===========                                    ===========
Shares used in per share calculation:
   Basic                                             68,899                                         68,899
                                                ===========                                    ===========
   Diluted                                           73,754                                         73,754
                                                ===========                                    ===========

             See accompanying notes to unaudited pro forma condensed
                       consolidated financial information

                              QUALCOMM Incorporated
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (In thousands, except per share data)


                                                            YEAR ENDED SEPTEMBER 30, 1997
                                         ----------------------------------------------------------------
                                                                      PRO FORMA
                                             HISTORICAL              ADJUSTMENTS            PRO FORMA (1)
Revenues:
   Communications systems                $       1,733,169           $         0              $ 1,733,169
   Contract services                               211,661                     0                  211,661
   License, royalty and development fees           151,535                     0                  151,535
                                         -----------------           -----------              -----------
     Total revenues                              2,096,365                     0                2,096,365
Operating expenses:
   Communications systems                        1,361,641                     0                1,361,641
   Contract services                               156,365                     0                  156,365
   Research and development                        235,922                     0                  235,922
   Selling and marketing                           147,040                     0                  147,040
   General and administrative                       89,148                (1,361)(5)               87,787
   Other                                             8,792                     0                    8,792
                                         -----------------           -----------              -----------
     Total operating expenses                    1,998,908                (1,361)               1,997,547
                                         -----------------           -----------              -----------
Operating income                                    97,457                 1,361                   98,818
Interest income                                     34,845                     0                   34,845
Interest expense                                   (11,012)                    0                  (11,012)
Gain on sale of trading securities                  13,400                     0                   13,400
Distributions on trust convertible
   preferred securities of subsidiary
   trust                                           (23,277)                    0                  (23,277)
Minority interest in income of
   consolidated subsidiary                          (2,979)                    0                   (2,979)
                                         -----------------           -----------              -----------
Income before income taxes                         108,434                 1,361                  109,795
Income tax expense                                 (16,500)                 (204)(7)              (16,704)
                                         -----------------           -----------              -----------
Net income                               $          91,934           $     1,157              $    93,091
                                         =================           ===========              ===========
Net earnings per common share:
   Basic                                 $            1.37                                    $      1.38
                                         =================                                    ===========
   Diluted                               $            1.28                                    $      1.29
                                         =================                                    ===========
Shares used in per share calculation:
   Basic                                            67,335                                         67,335
                                         =================                                    ===========
   Diluted                                          71,887                                         71,887
                                         =================                                    ===========


             See accompanying notes to unaudited pro forma condensed
                       consolidated financial information

                              QUALCOMM Incorporated
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 (In thousands)

(1) The unaudited pro forma condensed consolidated financial statements give retroactive effect to the spin-off of Leap Wireless International, Inc. ("Leap"). Pro forma balance sheet and statement of income adjustments as of and for the nine months ended June 28, 1998 are presented as of and for the nine months ended May 31, 1998. Pro forma statement of income adjustments for the year ended September 30, 1997 are presented for the year ended August 31, 1997, Leap's fiscal year-end.

(2) Reflects $42,777 in investments in wireless telecommunications operating companies transferred to Leap net of $4,735 profit and $1,008 interest income previously eliminated in connection with transactions with equity investees.

(3) Reflects a $15,000 note receivable transferred to Leap and $48,079 in assets to be recorded by QUALCOMM in connection with the spin-off. Assets recorded by QUALCOMM include: a warrant to purchase 5.5 million shares of Leap common stock valued at predecessor basis of $36,289, and a call option related to Leap's obligation to issue common stock to holders of QUALCOMM's Trust Convertible Preferred Securities upon the conversion of such securities at a fair value of $11,790.

(4) Reflects a $2,897 reduction related to Leap accounts payable and a $3,700 increase in payables resulting from transaction costs related to the spin-off. Transaction costs consist primarily of investment banking, legal and accounting fees, printing and registration expenses.

(5)      Reflects Leap's general and administrative expenses.

(6) Reflects reversal of (a) $1,535 in equity losses and (b) $4,735 profit and $1,008 interest income previously eliminated in connection with transactions with equity investees.

(7) Pro forma adjustments have been tax affected at a 15% incremental income tax rate for the year ended September 30, 1997 and at a 28% incremental tax rate for the nine months ended June 28, 1998.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        QUALCOMM INCORPORATED


Dated:  October 7, 1998                 By: /s/ STEVEN R. ALTMAN
                                            ------------------------------------
                                            Steven R. Altman
                                            Executive Vice President and
                                            General Counsel, Assistant Secretary
                                            and General Manager, Technology
                                            Transfer & Strategic Alliances
                                            Division

                                INDEX TO EXHIBITS



        2.1 Separation and Distribution Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to the Registration Statement on Form 10, as amended, filed by Leap with the Commission on July 1, 1998, SEC File No. 0-29752 (the "Form 10")).

        99.1 Warrant issued to QUALCOMM by Leap (incorporated herein by reference to Exhibit 4.2 to the Form 10).

        99.2 Credit Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.1 to the Form 10).

        99.3 Tax Matters Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.2 to the Form 10).

        99.4 Interim Services Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit
                10.3 to the Form 10).

        99.5 Master Agreement Regarding Equipment Procurement 99.4 between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.4 to the Form 10).

        99.6 Employee Benefits Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit
                10.5 to the Form 10).

        99.7 Conversion Agreement between QUALCOMM and Leap dated September 23, 1998 (incorporated herein by reference to Exhibit 10.6 to the Form 10).

        99.8    Press release dated September 23, 1998.